GEORGIA-PACIFIC CORPORATION SUBSIDIARIES



The following table lists each subsidiary of the Registrant as of January 1,

1999 indented under the name of its immediate parent, the percentage of each subsidiary's voting securities beneficially owned by its immediate parent and the jurisdiction under the laws of which each subsidiary was organized:



Each subsidiary is included in the consolidated financial statements of the

Registrant.



                                           % of

Name                                      Voting  Jurisdictio

                                         Securiti n

                                            es


GEORGIA-PACIFIC CORPORATION                -      GEORGIA


A) Arkansas Louisiana & Mississippi      100      Delaware

Railroad Company


B) Ashley, Drew & Northern Railway       100      Arkansas

Company


C) Blue Rapids Railway Company           100      Kansas


D)     Brown Board Holding, Inc.         100      Delaware


E) Brunswick Pulp & Paper Company        100      Delaware


F) Brunswick Pulp Land Company, Inc.     100      Delaware


G) CeCorr, Inc.                          100      Indiana



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H) Fordyce and Princeton R. R. Co.       100      Arkansas


I)      G-P Gypsum Corporation           100      Delaware


   1)   KMHC, Incorporated               100      California


        a) Compania Occidental Mexicana, 49       Mexico

S.A. de C.V.


J) Georgia-Pacific Development Company   100      Delaware


   1)   Dunes West Joint Venture, A      100 1    South

Partnership                                       Carolina


        a) Dunes West Recreation         100      Delaware

Association, Inc.


K) Georgia-Pacific Holdings, Inc.        100      Delaware


L) Georgia-Pacific Investment Company    100      Oregon


M) Georgia-Pacific Pulpwood Company      100      Delaware


N) Georgia-Pacific Resins, Inc.          100      Delaware


   1)   Maine Timber, Inc.               100      Maine


        a) Maine Timber REIT, Inc.       100      Maine


   2)   Timber, Inc.                     100      Delaware


        a) Timber REIT, Inc.             100      Delaware


O) Georgia-Pacific Shared Services Corp. 100      Delaware


P) Georgia-Pacific West, Inc.            100      Oregon


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   1)   Aztec Trading Company, S.A.      100      Panama


   2)   Flakeboard, Inc.                 100      Oregon


        a) G-P Flakeboard Company          67     Nova Scotia


   3)   GPMF, Inc.                       100      Delaware


   4)   G-P Canada Finance Company       100      Nova Scotia


   5)   G-P Canada Holdings, Limited     100      Nova Scotia


        a)    Beaverwood Finance Company 100      Nova Scotia


        b) Georgia-Pacific Canada, Inc.  100      Ontario


           i) Flakeboard Canada          100      Nova Scotia

Incorporated


                               ii)       100      Barbados

Georgia-Pacific (Barbados), Limited


          6)      G-P Latin America,     100      Barbados

Incorporated


        a) Inversiones Georgia-Pacific   100 2


   7)   Georgia-Pacific Asia, Inc.       100 3    Delaware


        a) Georgia-Pacific-Asia (H. K.)  100      Hong Kong

Limited


   8)   Georgia-Pacific Building         100      New

Materials Sales, Ltd.                             Brunswick




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   9)   Georgia-Pacific de Mexico, S. de 100 4    Mexico

R. L. de C. V.


   10)  Georgia-Pacific Foreign Sales    100      Barbados

Corporation


   11)  Georgia-Pacific Global           100      Oregon

Corporation


        a) GPSP, Inc.                    100      Delaware


   12)  Georgia-Pacific S.A.             100      Switzerland


   13)  Georgia-Pacific U.K. Limited     100      England


   14)  Georgia Steamship Company, Inc.  100      Delaware


   15)  St. Croix Pulpwood, Limited      100      New

                                                  Brunswick


Q) Georgia Temp, Inc.                    100      Delaware


R) Gloster Southern Railroad Company     100      Delaware


S) Great Northern Nekoosa Corporation    100      Maine


   1)   Chattahoochee Industrial         100      Georgia

Railroad


   2)   Envases Industriales de Costa      33.33  Costa Rica

Rica, S.A.


   3)   Fipasa-Fibras Panama, S.A.         50     Panama


   4)   Great Southern Paper Company     100      Georgia


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   5)   Industria Panamena de Papel,       50     Panama

S.A.


   6)   Leaf River Corporation           100      Delaware


        a) Leaf River Forest Products,   100      Delaware

Inc.


           i) Old Augusta Railroad       100      Mississippi

Company


   7)   Nekoosa Packaging Corporation    100      Delaware


   8)   Nekoosa Papers Inc.              100      Wisconsin


        a) Georgia-Pacific Britain,      100 5    Delaware

L.L.C.


T) Phoenix Athletic Club, Inc.           100      Georgia


U) Saint Croix Water Power Company, The  100      New

                                                  Brunswick


V) Southwest Millwork and Specialties,   100      Delaware

Inc.


   1)   Maderas Howrey S. A. de C. V.    100 6    Mexico


W)      Sprague's Falls Manufacturing    100      Canada

Company (Limited), The


X) St. Croix Water Power Company         100      Maine


Y) Thacker Land Company                    57     West



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                                                  Virginia


Z) Tomahawk Land Company                 100      Delaware


AA)     XRS, Inc.                        100      Delaware






NOTES



  1  50% of the partnership of Dunes West Joint Venture is owned by Georgia-

     Pacific Development Company and 50% is owned by Georgia-Pacific Investment

     Company.



2 99% of the stock of Inversiones Georgia-Pacific is issued to G-P Latin

  America, Incorporated and the remaining 1% is issued to Georgia-Pacific

  (Barbados) Limited.



  3  99.9% of the stock of Georgia-Pacific Asia (H.K) is issued to Georgia-

     Pacific Asia, Inc. and the remaining 0.1% is issued to Georgia-Pacific

     Holdings, Inc.



  4  Georgia-Pacific de Mexico, S. de R. L. de C. V. is owned by Georgia-Pacific

     West, Inc. and Georgia-Pacific Investment Company.



  5  Georgia-Pacific Britain, L.L.C. is owned by Nekoosa Papers, Inc. (90%) and

     Great Northern Nekoosa Corporation (10%).



  6  99.6% of Series A stock of Maderas Howrey S. A. de C. V. is issued to

     Southwest Millwork and Specialties, Inc. and the remaining .4% is issued to

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     Georgia-Pacific Shared Services Corp., Georgia-Pacific Pulpwood Company,

     Georgia-Pacific Holdings, Inc. and Georgia-Pacific West, Inc. in equal parts.  100% of Series B stock and 100% of Series C stock of Maderas Howrey

     S. A. de C. V. are issued to Southwest Millwork and Specialties, Inc.



















































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